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                                   EXHIBIT(1)

    AMENDED AND RESTATED DECLARATION OF TRUST DATED AS OF FEBRUARY 18, 1999

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                              AMENDED AND RESTATED
                              DECLARATION OF TRUST

                            ONE GROUP(R) MUTUAL FUNDS

                                February 18, 1999

                  THIS AMENDED AND RESTATED DECLARATION OF TRUST, made as of February 18, 1999, hereby amends and restates in its entirety the Declaration of Trust dated May 23, 1985, by the Trustees hereunder (the "Trustees") and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided.

                  WHEREAS, the Trustees desire to establish a trust fund for the investment and reinvestment of funds contributed thereto;

                  NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust fund hereunder shall be held and managed under this Declaration of Trust as herein set forth below.

                                       I.
                                      NAME

         This trust shall be known as One Group(R) Mutual Funds (hereinafter called the "Trust").

                                       II.
                       PURPOSE OF TRUST; AGENT FOR SERVICE

         The Trust is a Massachusetts business trust of the type described in Chapter 182, Section 1 of the General Laws of the Commonwealth of Massachusetts, and is formed for the purpose of


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acting as a management investment company under the Investment Company Act of
1940; PROVIDED, HOWEVER, that the Trust may exercise all powers which are ordinarily exercised by or permissible for Massachusetts business trusts.

         The Agent of the Trust for Service of Process within the Commonwealth of Massachusetts shall be: CT Corporation System, Two Oliver Street, Boston, Massachusetts 02109.

                                      III.
                                   DEFINITIONS

                  3.1 DEFINITION OF CERTAIN TERMS. As used in this Declaration of Trust, the terms set forth below shall have the following meanings:

                  A. "Shares" means the equal proportionate transferable units of interest into which the beneficial interest of each series or class of the Trust may be divided or redivided from time to time by the Trustees acting under this Declaration of Trust or, in the absence of such action, such term means the equal proportionate transferable units of interest into which the entire beneficial interest in the Trust shall be divided from time to time, and includes fractions of Shares as well as whole Shares.

                  B. "Shareholder" means a record owner of Shares of the Trust or of any series or class of the Trust.

                  C. "Person" shall mean a natural person, a corporation, a partnership, an association, a joint-stock company, a trust, a fund, any federal, state, or local governmental body, agency, instrumentality, or any political

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subdivision thereof, or any organized group of persons whether or not incorporated.

                  D. "Trustees" refers to the individual trustees of the Trust, in their capacity as trustees hereunder and not as individuals, and to their successor or successors, while serving in office as a trustee of the Trust.

                  E. The "Act" refers to the Investment Company Act of 1940, as now or hereafter amended, and to the rules and regulations adopted from time to time thereunder.

                  F. The terms "assignment" and "interested person" shall have the respective meanings set forth in the Act. The term "vote of a majority of the outstanding Shares" shall mean, where required by the Act, the vote, at an annual or special meeting of Shareholders duly called, of the lesser of (i) the holders of 67% or more of the Shares present at any such meeting, if the holders of more than 50% of the outstanding Shares are present or represented by proxy thereat; or (ii) the holders of more than 50% of the outstanding Shares; PROVIDED, HOWEVER, that the term "vote of a majority of the outstanding Shares" may be used herein with respect to Shares of the Trust as a whole, or with respect to Shares of a particular series or class of the Trust, as the context may require.

                  G. The "Regulations" shall refer to the Code of Regulations of the Trust as adopted and amended from time to time.

                  H. The "Declaration of Trust" shall mean this Declaration of Trust as amended or restated from time to time.

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                  I. The terms "series" or "series of Shares" refers to the one or more separate investment portfolios of the Trust into which the assets and liabilities of the Trust may be divided and the Shares of the Trust representing the beneficial interest of Shareholders in such respective portfolios; and

                  J. The terms "class" or "class of Shares" refers to the Shares representing the division of any series into two or more classes as provided in
Article V, Section 5.1.A hereof.

                                       IV.
                        OWNERSHIP OF ASSETS OF THE TRUST

                  4.1 The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity, other than as Trustees hereunder, by the Trustees. Legal title to all the assets of the Trust shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any assets of the Trust to be held by or in the name of one or more of the Trustees, in the name of the Trust, in the name of a particular series or class of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may reasonably determine. The right, title, and interest of the Trustees in the assets of the Trust shall vest automatically in each person who may hereafter become a Trustee. Upon the resignation, removal, or death of a Trustee, such Trustee shall automatically cease to have any right, title, or interest in any of the assets of the Trust, and the right, title, and interest of such Trustee in the assets of the Trust shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective regardless of whether conveyancing documents (pursuant to Section 6.6 of this Declaration of Trust or otherwise) have been executed and delivered. Except to the extent otherwise required by Article V

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hereof, no Shareholder shall be deemed to have severable ownership in any individual asset of the Trust or any right of partition or possession thereof; nor shall any Shareholder be called upon to assume any losses of the Trust or suffer an assessment of any kind by virtue of his ownership of Shares; but each Shareholder shall have a proportionate undivided beneficial interest in the series or class of the Trust in respect of which the Shares held by such Shareholder shall have been issued.

                                       V.
              SHAREHOLDERS; SERIES; CLASSES; BENEFICIAL INTEREST IN
        SERIES OR CLASSES OF THE TRUST; PURCHASE AND REDEMPTION OF SHARES

                  5.1 SHARES IN THE SERIES OR CLASSES OF THE TRUST.

                  A. The Trustees shall have full power and authority, in their sole discretion, without obtaining the prior approval of the Shareholders (either with respect to the Trust as a whole or with respect to any series or classes of the Trust) by vote or otherwise, to establish one or more series of Shares of the Trust. The establishment of any such series shall be effective upon the adoption by a majority of the Trustees then in office of a resolution establishing such series and setting the voting rights, preferences, designations, conversion or other rights, restrictions, limitations as to distributions, conditions of redemption, qualifications, or other terms of the Shares of such series. The beneficial interest in each series of the Trust shall at all times be divided into an unlimited number of full and fractional transferable Shares without par value. The investment objective, policies, and restrictions governing the management and operations of each series of the Trust, including the management of assets belonging to any particular series, may from time to time be changed or supplemented by the Trustees, subject to the requirements of the Act. The Trustees may from time to time divide or combine the outstanding Shares of any one

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or more series of the Trust into a greater or lesser number without thereby changing their proportionate beneficial interests in the Trust assets allocated or belonging to such series.

                  Subject to the respective voting rights, preferences, designations, conversion or other rights, restrictions, limitations as to distributions, conditions of redemption, qualifications, or other terms of the Shares of each series of the Trust, the Trustees may, without Shareholder approval, divide the Shares of any series into two or more classes, Shares of each such class having such voting rights, preferences, designations, conversion or other rights, restrictions, limitations as to distributions, conditions of redemption, qualifications, or other terms applicable to Shares of such class as the Trustees may determine.

                  B. The holder of each Share shall be entitled to one vote for each full Share, and a proportionate fractional vote for each fractional Share, irrespective of the series or class, then recorded in his name on the books of the Trust. On any matter submitted to a vote of Shareholders, all Shares then issued and outstanding and entitled to vote, irrespective of the series or class, shall be voted in the aggregate and not by series or class except: (1) as otherwise required by the Act; or (2) when the matter, as conclusively determined by the Trustees, affects only the interests of the Shareholders of a particular series or class of the Trust (in which case only Shareholders of the affected series or class shall be entitled to vote thereon).

                  C. Shares of each series or class of the Trust shall have the following preferences, participating or other special rights, qualifications, restrictions and limitations:

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                           (1)  ASSETS BELONGING TO A SERIES OR CLASS.  All
consideration received by the Trust for the issue or sale of Shares of any series or class, together with all assets in which such consideration is invested or reinvested, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be referred to as "assets belonging to" that series or class. In addition, any assets, income, earnings, profits or proceeds thereof, or funds or payments which are not readily identifiable as belonging to a particular series or class shall be allocated by the Trustees to one or more series or class (such allocation to be conclusive and binding upon the Shareholders of all series or class for all purposes) in such manner as they, in their sole discretion, deem fair and equitable, and shall also be referred to as "assets belonging to" such series or class. Such assets belonging to a particular series or class shall irrevocably belong for all purposes to the Shares of the series or class, and shall be so handled upon the books of account of the Trust. Such assets and the income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such a series or class. Shareholders of any series or class shall have no right, title or interest in or to the assets belonging to any other series or class.

                           (2)  LIABILITIES BELONGING TO A SERIES OR CLASS. The
assets belonging to any series or class of the Trust shall be charged with the direct liabilities in respect of such series or class and with all expenses, costs, charges, and reserves attributable to such series or class, and shall also be charged with the share of such series or class of the general

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liabilities, expenses, costs, charges, and reserves of the Trust which are not readily identifiable as belonging to a particular series or class in proportion to the relative net assets of the respective series or class, as determined at such time or times as may be authorized by the Trustees. Any such determination by the Trustees shall be conclusive and binding upon the Shareholders of all series or class for all purposes; PROVIDED, HOWEVER, that under no circumstances shall the assets allocated or belonging to any series or class of the Trust be charged with liabilities directly attributable to any other series or class. The liabilities so charged to a series or class are herein referred to as "liabilities belonging to" such series or class. All persons who may have extended credit to a particular series or class or who have contracts or claims with respect to a particular series or class shall look only to the assets of that particular series or class for payment of such contracts or claims.

                           (3)  LIQUIDATING DISTRIBUTIONS.  In the event of the
termination of the Trust or a particular series or class thereof and the winding up of its affairs, the Shareholders of the Trust or such particular series or class shall be entitled to receive out of the assets of the Trust or belonging to the particular series or class, as the case may be, available for distribution to Shareholders, but other than general assets not belonging to any particular series or class of the Trust, the assets belonging to such series or class; and the assets so distributable to the Shareholders of any series or class shall be distributed among such Shareholders in proportion to the number of Shares of such series or class held by them and recorded in their names on the books of the Trust. In the event that there are any general assets not belonging to any particular series or class of the Trust available for distribution, such distribution shall be made to the Shareholders of all series or class subject

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to such termination and winding up in proportion to the relative net assets of the respective series or class determined as hereinafter provided and the number of Shares of such series or class held by them and recorded in their names on the books of the Trust.

                           (4)  DIVIDENDS AND DISTRIBUTIONS.  Shares of each
series or class shall be entitled to such dividends and distributions in Shares or in cash or both, as may be declared from time to time by the Trustees, acting in their sole discretion, with respect to such series or class, PROVIDED, HOWEVER, that dividends and distributions on Shares of a particular series or class shall be paid only out of the lawfully available "assets belonging to" such series or class as such term is defined in this Declaration of Trust.

                  5.2 PURCHASE OF SHARES. The Trustees may accept investments in each series or class of the Trust from such Persons for such consideration and on such other terms as they may from time to time authorize. The Trust may reject any order for, or refuse to give effect on the books of the Trust to the transfer of, any Shares as permitted under the Act. Each such investment shall be credited to the Shareholder's account in the form of full and fractional Shares of the appropriate series or class of the Trust, at the net asset value per Share next computed after receipt of the investment.

                  5.3 NET ASSET VALUE PER SHARE. The net asset value per Share of each series or class of the Trust shall be computed at such time or times as the Trustees may specify pursuant to the Act. Assets shall be valued and net asset value per Share shall be determined by such Person or Persons as the Trustees may appoint under the supervision of the Trustees in such manner not inconsistent with the Act and any orders of the Securities and

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Exchange Commission received by the Trust, as the Trustees may determine.

                  5.4 OWNERSHIP OF SHARES. The ownership of Shares shall be recorded separately with respect to each series or class on the record books of the Trust. Certificates for Shares shall be issued to holders of such Shares only upon the authorization of the Trustees, in their discretion, to issue such Shares, and shall be issued, if at all, subject to such rules and regulations as the Trustees may determine. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust shall be conclusive as to the identity of holders of Shares and as to the number of Shares of each series or class held by each Shareholder.

                  5.5 PREEMPTIVE RIGHTS. Shareholders shall have no preemptive or other rights to subscribe to any additional Shares or other securities issued by the Trust or by the Trustees.

                  5.6 REDEMPTION OF SHARES. To the extent of the assets of the Trust legally available for such redemptions, a Shareholder of any series or class of the Trust shall have the right, subject to the provisions of Section
5.7 hereof, to require the Trust to redeem his full and fractional Shares of any series or class out of assets belonging to such series or class at a redemption price equal to the net asset value per Share next determined after receipt of a request to redeem in proper form as determined by the Trustees. The Trustees shall establish such rules and procedures as they deem appropriate for redemption of Shares; PROVIDED, HOWEVER, that all redemptions shall be in accordance with the Act. Without limiting the generality of the foregoing, the Trust shall, to the extent permitted by applicable law, have the right at any time to redeem the Shares owned by any

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holder thereof (i) if the value of such Shares in an account maintained by the
Trust or its transfer agent for any Shareholder with respect to any series or class of the Trust is $1,000 or less; PROVIDED, HOWEVER, that any such Shareholder shall be notified that the value of his account is $1,000 or less, and shall be allowed sixty days to make additional purchases of Shares of the appropriate series or class so that the value of his account will exceed $1,000 before any such involuntary redemption is processed by the Trust; or (ii) if the net income with respect to any particular series or class of the Trust should be negative or it should otherwise be appropriate to carry out the Trust's responsibilities under the Act, in each case subject to such further terms and conditions as the Board of Trustees of the Trust may from time to time adopt. The redemption price of Shares of any series or class of the Trust shall, except as otherwise provided in this section, be the net asset value thereof as determined by the Board of Trustees of the Trust from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Trustees of the Trust. When the net income with respect to any particular series or class of the Trust is negative or whenever deemed appropriate by the Board of Trustees of the Trust in order to carry out the Trust's responsibilities under the Act, any series or class of the Trust may, without payment of compensation but in consideration of the interests of the Trust or a particular series or class thereof and of the Shareholders of the Trust or of such series or class in maintaining a constant net asset value per Share with respect to such series or class, redeem pro rata from each holder of record on such day such number of full and fractional Shares of such series or class as may be necessary to reduce the aggregate number of outstanding Shares of such series or class in order to permit the net asset value thereof to remain constant. Payment of the redemption price, if any, shall be made

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in cash by the appropriate series or class of the Trust at such time and in such manner as may be determined from time to time by the Board of Trustees of the Trust unless, in the opinion of the Board of Trustees, which shall be conclusive and binding upon the Shareholders for all purposes, conditions exist which make payment wholly in cash unwise or undesirable; in such event the appropriate series or class of the Trust may make payment in the assets belonging or allocable to such series or class, the value of which shall be determined as provided herein.

                  5.7 SUSPENSION OF RIGHT OF REDEMPTION. The Trustees may suspend the right of redemption by Shareholders or postpone the date of payment or the recordation of transfer of Shares of any series or class, as permitted under the Act or applicable law. Such suspension or postponement shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day following the declaration of suspension or postponement, and thereafter there shall be no right of redemption or payment or transfer until the Trustees shall declare the suspension at an end. In case of suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

                  5.8 CONVERSION RIGHTS. The Trustees shall have the authority to provide from time to time that the holders of Shares of any series or class shall have the right to convert or exchange said Shares for or into Shares of one or more other series or class in accordance with such requirements and procedures as may be established from time to time by the Trustees.

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                                       VI.
                                  THE TRUSTEES

                  6.1 MANAGEMENT OF THE TRUST. Subject to any applicable requirements of law, the business and affairs of the Trust shall be managed by the Trustees, who shall have all powers necessary or desirable to carry out such responsibility, including without limitation the appointment of and delegation of responsibility to such officers, employees, agents, and contractors as they may select.

                  6.2 NUMBER AND TERM OF OFFICE. The number of Trustees shall be determined from time to time by the Trustees themselves, but shall not be less than three, nor more than ten, subject to any applicable requirements of law. Each Trustee shall hold such position for such term as may be provided in the Code of Regulations of the Trust, as amended from time to time (the "Regulations"), and until his successor is elected and qualifies. A Trustee shall qualify by accepting in writing his election or appointment and agreeing to be bound by the provisions of this Declaration of Trust. Except as otherwise provided herein in the case of vacancies, Trustees (other than the Initial Trustees provided in Section 6.3) shall be elected by the Shareholders, who shall vote in the aggregate and not by series or class and at such time or times as the Trustees shall determine that such election is required under Section 16(a) of the Act or is otherwise advisable. Notwithstanding the foregoing, (a) any Trustee may resign as a Trustee by written instrument signed by him and delivered to the other Trustees at the principal business office of the Trust (without need for prior or subsequent accounting), which resignation shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed at any time with or without cause by written instrument, signed by at least two-thirds of the number

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of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) any Trustee who requests to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees; and (d) the term of a Trustee shall terminate at his death, resignation, bankruptcy, removal, or adjudicated incompetency.

                  6.3. INITIAL TRUSTEES. The initial Trustees were G. Ronald Henderson, 33 North 3rd Street, Columbus, Ohio 43215, Kenneth B. Quintenz, 33 North 3rd Street, Columbus, Ohio 43215, and Martin E. Lybecker, 1752 N Street, N.W., Suite 500, Washington, D.C. 20036, who, by their execution of the Declaration of Trust dated May 23, 1985, agreed to be bound by the provisions of that Declaration of Trust.

                  6.4 QUORUM. At all meetings of the Trustees, a majority of the Trustees shall constitute a quorum for the transaction of business and the action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Trustees unless the concurrence of a greater proportion is required for such action by law, the Regulations, or this Declaration of Trust. If a quorum shall not be present at any meeting of Trustees, the Trustees present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Meetings may be held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating may hear each other at the same time. The Trustees may also act without a meeting, unless provided otherwise in this Declaration of Trust or required by law, by written consents of a majority of the Trustees.

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                  The Trustees may appoint committees of Trustees and delegate powers to them as provided in the Regulations. Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration of Trust, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present), or without a meeting by unanimous written consent of the members.

                  6.5 VACANCIES. In case a vacancy shall exist by reason of an increase in the number of Trustees, or for any other reason, the remaining Trustees may fill such vacancy by appointing such other person as they in their discretion shall select, subject to the requirements of the Act. Such appointment shall be evidenced by a written instrument signed by a majority of the then Trustees, but the appointment shall not take effect until the individual so named shall have qualified by accepting in writing the appointment and agreeing to be bound by the terms of this Declaration of Trust. As may be required by law, the Trustees shall cause notice thereof to be mailed to each of the Shareholders of record at the address of such Shareholder on the books of the Trust. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed on the Trustees by this Declaration of Trust. In anticipation of a vacancy to occur as a result of the resignation, retirement, or removal of a Trustee or an increase in number of the Trustees, a majority of the Trustees then in office may appoint such other person to fill such vacancy as they in their discretion shall select, such appointment to be effective at such future time as the Trustees may specify

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(subject to the acceptance in writing by such other person of said appointment and his or her agreement to be bound by the terms of this Declaration of Trust), with such notice as required to be mailed as aforesaid to the Shareholders of record. A vacancy may also be filled by the Shareholders in an election held at an annual or special meeting. As soon as any Trustee so appointed or elected shall have qualified, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance.

                  6.6 EFFECT OF DEATH, RESIGNATION, ETC. OF TRUSTEE. The death, resignation, bankruptcy, removal, retirement, or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any asset of the Trust held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. The failure to request or deliver such documents shall not affect the operation of the provisions of Article IV hereof.

                  6.7 POWERS. The Trustees in all instances shall act as principals and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or desirable in connection with the management of the Trust. The Trustees shall not be bound or limited by present or future laws or customs in regard to Trust investments, but shall have full

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authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. Subject to any applicable limitation in this Declaration of Trust or the Regulations, and without limiting the generality of the foregoing, the Trustees shall have power and authority:

                  A. To establish, in their sole discretion, without obtaining the prior approval of the Shareholders, one or more series or classes of the Trust, such establishment to be effective upon the adoption by a majority of the Trustees then in office of a resolution establishing such series or class and setting the voting rights, preferences, designations, conversion or other rights, restrictions, limitations as to distributions, conditions of redemption, qualifications, or other terms of the Shares of such series or class, and to allocate assets liabilities, income and expenses to the Trust to a particular series of Shares or to apportion the same among two or more series, provided that any liabilities or expenses incurred by or arising in connection with a particular series of Shares shall be payable solely out of the assets of that series; and to the extent necessary or appropriate to implement the relative preferences, rights and privileges of any classes of Shares, to allocate assets, liabilities, income and expenses of a series to a particular class of Shares of that series or to apportion the same among two or more classes of Shares of that series, and to allocate among such series or classes any assets, liabilities, income, and expenses not readily identifiable as belonging to a particular series or class, such allocations to be conclusive and binding upon all Shareholders for all purposes in accordance with the provisions of Article V of this Declaration of Trust.

                  B. To buy and invest funds in their hands in such securities as they may from time to time determine; and to invest

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and reinvest cash and other property or to hold cash and other property uninvested, in either instance without being subject to any limitations imposed by law upon the nature of investments made by fiduciaries.

                  C. To adopt a Code of Regulations not inconsistent with this Declaration of Trust providing for the conduct of the affairs of the Trust, and to amend and repeal them to the extent that they do not reserve that right solely to the Shareholders.

                  D. To elect and remove representatives and appoint and terminate the appointment of agents.

                  E. To set record dates in the manner provided for hereinafter or in the Regulations.

                  F. To issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in full and fractional Shares with respect to each series or class of the Trust for such amount and type of consideration, including, without limitation, cash or property, as the Trustees may determine; and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or other assets of the Trust, whether constituting capital or surplus or otherwise, and to divide or combine Shares of any series or class without thereby changing the proportionate beneficial interests in any series or class of the Trust.

                  G. To vote or give assent, or exercise any rights of ownership, with respect to securities or property; to solicit proxies from Shareholders and to execute and deliver powers of attorney and proxies to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power

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and discretion with relation to securities or property as the Trustees shall deem proper.

                  H. To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities.

                  I. To hold any security or property in a form not indicating any trust, whether in bearer, unregistered, or other negotiable form, in the name of the Trust or a particular series thereof or in the name of the custodian or a nominee or nominees, subject in either case to proper safeguards according with applicable law or the usual practices of Massachusetts trust companies or investment companies.

                  J. To consent to or participate in any plan for the reorganization, consolidation, or merger of any corporation or concern, any security of which is held by any series or class of the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held by any series or class of the Trust.

                  K. To collect all property due to the Trust; to pay all claims, including taxes, against the assets belonging to the Trust; to prosecute, defend, compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes; to foreclose any security interest securing any obligations by virtue of which any property is owed to the Trust; and to enter into releases, agreements, and other instruments.

                  L. To establish in their absolute discretion in accordance with the provisions of applicable law the basis or method for determining the value of the assets belonging to any series or class, the value of the liabilities belonging to any series or class, the allocation of any assets or liabilities to any series, the net asset value of any series or class, the times at which Shares of any series or class shall be deemed to be outstanding or no longer outstanding and the net asset value of each Share of any series or class for purposes of sales, redemptions, repurchases of Shares or otherwise.

                  M. To determine in accordance with generally accepted accounting principles and practices what constitutes net profits or net earnings, and to determine what accounting periods shall be used by the Trust for any purpose, whether annual or any other period, including daily; to set apart out of the assets belonging to any series or class such reserves of funds for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions to any series or class in cash, securities or other property from any assets legally available therefor, at such intervals (which may be as frequently as daily) or on such other periodic basis, as it shall determine; to declare such dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declaration; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof; and to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of Shareholders redeeming their entire ownership of Shares of any series or class.

                  N. To issue guarantees, to lend its assets, and to borrow money from banks, and to pledge, assign, mortgage, encumber or hypothecate the assets of any series or class of the Trust.

                  O. To issue, acquire, hold, resell, convey, and otherwise deal in securities, and to apply to any acquisition of securities any property of the appropriate series or class of the Trust, whether from capital or surplus or otherwise.

                  P. To enter into joint ventures, partnerships, and any other combinations or associations.

                  Q. To purchase, and pay for out of the assets of the Trust, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action or admitted to be taken by such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Persons against such liability.

                  R. To the extent permitted by law, to indemnify any Person with whom the Trust has dealings, to such extent as the Trustees shall determine consistent with Article X hereof.

                  S. To engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust or the assets of the Trust, and, out of the assets of the Trust, to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, consenting to dismiss any action, suit, proceeding, dispute, claims, or demand, derivative or otherwise, brought by any person, including a Shareholder in such Shareholder's own name or in the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

                  T. To retain and employ any Person to serve on behalf of the Trust as investment adviser, administrator, transfer agent, custodian, underwriter, distributor, or in such other capacity as he or she considers desirable.

                  U. To the extent permitted by law, to delegate such power and authority as they consider desirable to any representatives of the Trust and to any investment adviser, administrator, transfer agent, custodian, underwriter, distributor, or other Person.

                  V. To conduct, operate and carry on, either directly or through one or more wholly owned subsidiaries, the business of an investment company or any other lawful business activity which the Trustees, in their sole discretion, consider to be incidental to the business of the Trust or any series or class of the Trust as an investment company, conducive to or expedient for the benefit or protection of the Trust, any series or class of the Trust, or the Shareholders, or calculated in any other manner to promote the interests of the Trust, any series or class of the Trust, or the Shareholders.

                  W. To engage in any other lawful act or activity in which a Massachusetts business trust may engage.

                  No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

                  6.8 TRUSTEES AND REPRESENTATIVES AS SHAREHOLDERS. Any Trustee, representative, or other agent of the Trust may acquire, own, vote, and dispose of Shares of any series or class of the Trust to the same extent as if he were not a Trustee, representative, or agent; and the Trust may issue and sell or cause to be issued and sold Shares of any series or class of the Trust to, and may buy such Shares from, any Persons with which such Trustee, representative, or agent is affiliated, subject only to the general limitations herein contained as to the sale and purchase of such Shares, and to any restrictions which may be contained in the Regulations and in the Act.

                  6.9 TRUSTEE REIMBURSEMENT. The Trustees shall have the power to incur and to pay (or shall be reimbursed) from the Trust estate all expenses and disbursements of the Trust, including without limitation: interest expenses; compensation payable to Trustees and representatives of the Trust; taxes; fees and commissions of every kind incurred in connection with the affairs of the Trust; expenses of the issue, repurchase, and redemption of Shares; expenses of registering and qualifying the Trust and its Shares under federal and state securities laws and regulations; charges of custodians, transfer agents, investment advisers, administrators, and registrars; expenses of preparing and printing and distributing prospectuses; auditing and legal expenses; expenses of reports to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; insurance expenses; association membership dues; and such non-recurring items as may arise, including costs and expenses of litigation to which the Trust is a party. For all losses and liabilities by them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses, and liabilities, the Trustees shall have a lien on the Trust estate prior to any rights or interests of the Shareholders thereto;

PROVIDED, HOWEVER, that this section shall not prevent the Trust from directly paying any of the aforementioned fees and expenses.

                  6.10 POWER TO CARRY OUT TRUST'S PURPOSES; PRESUMPTIONS. The Trustees shall have power to carry out any and all acts consistent with the Trust's purposes through branches and offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper, or desirable in order to promote the interests of the Trust, although such things may not be herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive and binding for all purposes. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. The Trustees shall not be required to obtain any court order to deal with the Trust property.

                  6.11 SERVICE IN OTHER CAPACITIES. Any Trustee, representative, employee, or agent of the Trust, including any investment adviser, transfer agent, administrator, distributor, custodian, or underwriter for the Trust, may serve in any other capacity on his or its own behalf or on behalf of others, and may engage in other business activities in addition to his or its services on behalf of the Trust; PROVIDED, HOWEVER, that such other activities do not materially interfere with the performance of his or its duties for or on behalf of the Trust.

                  6.12 DETERMINATIONS BY TRUSTEES. Any determination made in good faith and, so far as accounting matters are involved in accordance with generally accepted accounting principles, by or pursuant to the direction of the Trustees as to the amount and value of assets, obligations or liabilities of the Trust or any series or class, as to the amount of net income of the Trust or any series or class from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of any security owned by the Trust or any series or class, as to the allocation of any assets or liabilities to any series or class, as to the times at which Shares of any series or class shall be deemed to be outstanding or no longer outstanding, or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or Shares, and any reasonable determination made in good faith by the Trustees as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or any underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Trust and all Shareholders, past, present and future, and Shares are issued and sold on the condition and understanding, evidenced by the purchase of Shares or acceptance of Share certificates, that any and all such determinations shall be binding as aforesaid.

                                      VII.
                       AGREEMENTS WITH INVESTMENT ADVISER,
              PRINCIPAL UNDERWRITER, ADMINISTRATOR, TRANSFER AGENT,
                                  AND CUSTODIAN

                  7.1 INVESTMENT ADVISER. Subject to the vote of a majority of the outstanding Shares of each series affected thereby, if then required by the Act, and subject to all other applicable requirements of the Act, the Trustees may, on such terms and conditions as they may in their discretion determine, enter into a written investment advisory agreement or agreements with any Person or Persons whereby such Person(s) shall undertake to furnish the Trustees, on behalf of the Trust or one or more series (including all classes thereof) of the Trust, such portfolio management, investment advisory, statistical, research, and other services upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the investment adviser (subject to such general or specific instructions as the Trustees may adopt) to effect purchases, sales, or exchanges of portfolio securities of any series (including all classes thereof) of the Trust on behalf of the Trustees, or may authorize any representative, agent, or Trustee to effect such purchases, sales, or exchanges pursuant to the recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales, and exchanges so effected shall be deemed to have been authorized by all of the Trustees.

                  7.2 ADMINISTRATOR. The Trustees may, on such terms and conditions as they may in their discretion determine, enter into one or more agreements with any Person or Persons providing for administrative services to the Trust, including assistance in supervising the affairs of the Trust or one or more of its series or class and the performance of administrative, clerical, and other services considered desirable by the Trustees, and to determine the net asset value and net income with respect to Shares of each series or class of the Trust.

                  7.3 PRINCIPAL UNDERWRITER. The Trustees may, on such terms and conditions as they may in their discretion determine, enter into one or more distribution agreements with any Person or Persons providing for the sale of Shares of any series or class at a price at least equal to the net asset value per Share of such series or class and further providing for sale of Shares of any series or class pursuant to arrangements by which the Trust may either agree to sell the Shares to the other party to the agreement or appoint such other party its sales agent for such Shares. Such agreement may also provide for the repurchase of Shares of any series or class of the Trust by such other party as principal or as agent of the Trust, and may authorize the other party to enter into agreements with others for the purpose of the distribution or repurchase of Shares of any series or class.

                  7.4 TRANSFER AGENT. The Trustees may, on such terms and conditions as they may in their discretion determine, enter into one or more agreements with any Person or Persons providing for transfer agency and other services to Shareholders of any series or class of the Trust.

                  7.5 CUSTODIAN. The Trustees shall at all times employ one or more banks or trust companies, each organized under the laws of the United States or one of the states thereof, and having capital, surplus, and undivided profits of at least two million dollars ($2,000,000), as custodian(s) with authority as the agent of the Trust, but subject to such restrictions, limitations, and other requirements as may be contained in the Regulations of the Trust:

                  (1) to hold the cash and securities owned by the Trust and deliver the same upon written order;

                  (2) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and

                  (3)      to disburse such funds upon orders or vouchers.

The Trust may also employ such custodian(s) as its agent:

                  (1)      to furnish transfer agency services;

                  (2) to keep the books and accounts of the Trust and furnish clerical and accounting services; and

                  (3) to compute, if authorized to do so by the Trustees, the net asset value of the Trust or any series thereof in accordance with the provisions hereof;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian(s). If so directed by a vote of a majority of the outstanding Shares of each affected series or class, any custodian shall deliver and pay over all property of the series or class of the Trust held by it as specified in such vote.

                  The Trustees may also authorize the custodian(s) to employ one or more subcustodians from time to time to perform such of the acts and services of the custodian(s) and upon such terms and conditions, as may be agreed upon between the custodian(s) and such subcustodians. Any such subcustodian shall be a bank or trust company organized under the laws of the United States or one of the states thereof and having capital, surplus, and undivided profits of at least two million dollars ($2,000,000), or such other Person as may be permitted by the Securities and Exchange Commission, or otherwise in accordance with the Act as from time to time amended.

                  7.6 CENTRAL CERTIFICATE SYSTEM. Subject to such rules, regulations, and orders as the Securities and Exchange Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by any series or class of the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Securities and Exchange Commission under the Securities and Exchange Act of 1934, or such other person as may be permitted by the Securities and Exchange Commission, or otherwise in accordance with the Act as from time to time amended, pursuant to which system all securities of any particular class or series or class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

                  7.7 PARTIES TO THE AGREEMENT. The same Person or Persons may be employed in multiple capacities under Sections 7.1 through 7.5 of this
Article VII and may receive compensation from the Trust in as many capacities in which such Person or Persons shall serve the Trust. The Trustees may enter into any agreement of the character described in this Article VII or any other agreement or transaction with any Person, including any Person in which any Trustee, representative, employee, or Shareholder of the Trust may be interested, pecuniarily or otherwise, and no such agreement or transaction shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable by reason of such relationship for any loss or expense to the Trust under or by reason of said agreement or transaction, or accountable for any profit realized directly or indirectly therefrom; PROVIDED, HOWEVER, that any such agreement or transaction, when entered into, shall have been reasonable and fair and not inconsistent with this Declaration of Trust, the Regulations, or the Act. The same Person or Persons may be party to agreements or transactions entered into pursuant to this Article VII and any such other agreement or transaction, and any individuals may be financially interested in or otherwise affiliated with Persons who are party to any or all of the agreements or transactions mentioned in this Section 7.7.

                                      VIII.
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

                  8.1 VOTING POWERS. The Shareholders shall have power to vote
(a) for the election or removal of Trustees; (b) with respect to the amendment of this Declaration of Trust as provided in Section 10.8 hereof; (c) with respect to the approval of investment advisory and distribution agreements entered into on behalf of the Trust or one or more series or class thereof, and with respect to such other matters relating to the Trust as may be required by law, by this Declaration of Trust, the Regulations of the Trust, by any requirements applicable to or agreement of the Trust, and as the Trustees may consider desirable; and (d) to the same extent as the shareholders of a Massachusetts business corporation, when considering whether a court action, proceeding, or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders; PROVIDED, HOWEVER, that no Shareholder of a particular series or class shall be entitled to bring, or to vote in respect of, any class or derivative action not on behalf of the series or class of the Trust in respect of which the Shareholder owns Shares. Every Shareholder of record shall have the right to one vote for every whole Share (other than Shares held in the treasury of the Trust) standing in his name on the books of the Trust, and to have a proportional fractional vote for any fractional Share, as to any matter on which the Shareholder is entitled to vote. There shall be no cumulative voting. Shares may be voted in person or by proxy. On any matter submitted to a vote of the Shareholders, all Shares shall be voted in the aggregate and not by individual series or class, except (i) where required by the Act, Shares shall be voted by individual series or class, and
(ii) if the Trustees shall have determined that a matter affects the interests only of one or more series or class, then only the Shareholders of such affected series or class shall be entitled to vote thereon. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Declaration of Trust, or the Regulations.

                  8.2 MEETINGS. Meetings of Shareholders may be called by the Trustees as provided in the Regulations, and shall be called by the Trustees upon the written request of Shareholders owning at least twenty percent of the outstanding Shares entitled to vote.

                  8.3 QUORUM AND REQUIRED VOTE. At any meeting of the Shareholders, a quorum for the transaction of business shall consist of a majority of the Shares of each series or class outstanding and entitled to vote with respect to a matter appearing in person or by proxy; PROVIDED, HOWEVER, that at any meeting at which the only actions to be taken are actions required by the Act to be taken by vote of all outstanding Shares of all series or class entitled to vote thereon, irrespective of series or class, a quorum shall consist of a majority of Shares (without regard to series or class) entitled to vote thereon, and that at any meeting at which the only actions to be taken shall have been determined by the Board of Trustees to affect the rights and interests of one or more but not all series or classes of the Trust, a quorum shall consist of a majority of the outstanding Shares of the series or class so affected; and PROVIDED, FURTHER, that reasonable adjournments of such meeting until a quorum is obtained may be made by vote of the Shares present in person or by proxy. A majority of the Shares voted shall decide any question and a plurality shall elect a Trustee, subject to any applicable requirements of law or of this Declaration of Trust or the Regulations; PROVIDED, HOWEVER, that when any provision of law or of this Declaration of Trust requires the holders of Shares of any particular series or class to vote by series or class and not in the aggregate with respect to a matter, then the vote of the majority of the outstanding Shares of that series or class shall decide such matter insofar as that particular series or class shall be concerned.

                  8.4 SHAREHOLDER ACTION BY WRITTEN CONSENT. Any action which may be taken by Shareholders may be taken without a meeting if the holders of not less than two-thirds of the Shares entitled to be voted with respect to the matter consent to the action in writing and the written consent is filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                  8.5 CODE OF REGULATIONS. The Regulations may include further provisions not inconsistent with this Declaration of Trust for Shareholders' meetings, votes, record dates, notices of meetings, and related matters.

                                       IX.
                   LIMITATION OF LIABILITY AND INDEMNIFICATION

                  9.1 LIMITATION OF TRUSTEE LIABILITY. Every act or thing done or omitted, and every power exercised or obligation incurred by the Trustees or any of them in the administration of this Trust or in connection with any affairs, property, or concerns of the Trust, whether ostensibly in their own names or in their capacity as Trustees, shall be done, omitted, exercised, or incurred by them as Trustees and not as individuals; and every Person contracting or dealing with the Trustees or having any debt, claim, or judgment against them or any of them shall look only to the funds and property of the Trust for payment or satisfaction. No Trustee or Trustees of the Trust shall ever be personally liable for or on account of any contract, debt, tort, claim, damage, judgment, or decree arising out of or connected with the administration or preservation of the Trust estate or the conduct of any of the affairs of the Trust. Every note, bond, contract, order, or other undertaking issued by the Trust or the Trustees relating to the Trust, and stationery used by the Trust, shall include the notice set forth in Section 9.4 of this Article IX (but the omission thereof shall not be construed as a waiver of the foregoing provision, and shall not render the Trustees personally liable).

                  It is the intention of this Section 9.1 that no Trustee shall be subject to any personal liability whatsoever to any Person for any action or failure to act, or any action or failure to act of any officer, agent, employee of the Trust or of any investment adviser, administrator, distributor, custodian, or transfer agent to the Trust or to any series or class thereof, or any officer, agent, or employee of any of the foregoing (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust), except that nothing in this Declaration of Trust shall protect any Trustee from any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of reckless disregard of his obligations and duties as Trustee; and that all persons shall look solely to the assets of the Trust for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

                  9.2 INDEMNIFICATION OF TRUSTEES, REPRESENTATIVES, AND EMPLOYEES. The Trust shall indemnify, to the fullest extent permitted by law, every person who is or has been a Trustee or officer of the Trust and any person rendering or having rendered investment advisory, administrative, distribution, custodian, or transfer agency services to the Trustees or to the Trust or any series or class thereof pursuant to Article VII of this Declaration of Trust or otherwise, and every officer, director, trustee, shareholder, employee, and agent of any such Person (all such Persons hereinafter referred to as the "Covered Persons") against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit, or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while as a Covered Person or thereafter, by reason of his being or having been such a Covered Person EXCEPT with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence, or reckless disregard of his duties; PROVIDED, HOWEVER, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless the Trust shall have received a written opinion from independent legal counsel approved by the Trustees to the effect that, if either the matter of willful misfeasance, gross negligence, or reckless disregard of duty or the matter of bad faith had been adjudicated, it would in the opinion of such counsel have been adjudicated in favor of such person. The rights accruing to any Covered Person under these provisions shall not exclude any other right to which he may be lawfully entitled; PROVIDED, HOWEVER, that no Covered Person may satisfy any right of indemnity or reimbursement except out of the property of the Trust. The Trustees may make advance payments in connection with the indemnification under this Section 9.2; PROVIDED, HOWEVER, that the indemnified Covered Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification. Rights of indemnification herein provided may be insured against by policies maintained by the Trust. Such rights of indemnification are severable, and shall inure to the benefit of the heirs, executors, administrators, and other legal representatives of such Covered Persons.

                  9.3 RELIANCE ON EXPERTS, ETC. Each Trustee and representative of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel satisfactory to the Trust, or upon reports made to the Trust by any of its representatives or employees or by the investment adviser, the principal underwriter, selected dealers, accountants, appraisers, or other experts or consultants selected with reasonable care by the Trustees or representatives of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                  9.4 LIMITATION OF SHAREHOLDER LIABILITY. Shareholders shall not be subject to any personal liability in connection with the assets of the Trust for the acts or obligations of the Trust. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription to any Share or otherwise. Every obligation, contract, instrument, certificate, Share, other security or undertaking of the Trust, and every other act whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacities as Trustees under this Declaration of Trust or in their capacity as officers, employees, or agents of the Trust, and not individually. Every note, bond, contract, order, or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to any series or class of the Trust, and the stationery used by the Trust, shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder), as follows:

                  "The names 'One Group(R) Mutual Funds' and 'Trustees of One Group(R) Mutual Funds' refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 23, 1985 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of 'One Group(R) Mutual Funds' entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust."


                  The rights accruing to a Shareholder under this Section 9.4 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided for herein, PROVIDED, HOWEVER, that a Shareholder of any series or class of the Trust shall be indemnified only from assets belonging to that series or class.

                  9.5 INDEMNIFICATION OF SHAREHOLDERS. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators, or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust shall, upon request by the Shareholder, assume the defense of any claim made against any Shareholder for any act or obligations of the Trust, and shall satisfy any judgment thereon.

                  9.6 LIABILITIES OF A SERIES OR CLASS. Liabilities belonging to any series or class of the Trust, including, without limitation, expenses, fees, charges, taxes, and liabilities

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

incurred or arising in connection with a particular series or class, or in connection with the management thereof, shall be paid only from the assets belonging to that series or class.

                                       X.
                                  MISCELLANEOUS

                  10.1 TRUST NOT A PARTNERSHIP. It is hereby expressly declared that a Massachusetts business trust and not a partnership, joint venture, corporation, joint stock company, or any form of legal relationship other than a trust is created hereby. Nothing herein shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association. No Trustee hereunder shall have any power to bind personally either the Trust's representatives or any Shareholders. All Persons extending credit to, contracting with, or having any claim against any series or class of the Trust or the Trustees shall look only to the assets of the appropriate series or class of the Trust for payment under such credit, contract, or claim; and neither the Shareholders, or the Trustees nor any of their agents, whether past, present, or future, shall be personally liable therefor.

                  10.2 NO BOND OR SURETY. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

                  10.3 TERMINATION OF TRUST. This Trust shall continue without limitation of time; PROVIDED, HOWEVER, that:

                  A. The Trustees, with the vote of a majority of the outstanding Shares of any series or class of the Trust, may sell and convey the assets belonging to such series or class to another trust or corporation organized under the laws of any

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

state of the United States, which is a management investment company as defined in the Act, for an adequate consideration which may include the assumption of all outstanding obligations, taxes, and other liabilities, accrued or contingent, of the series or class and which may include beneficial interests of such trust or stock of such corporation. Upon making provision for the payment of all such liabilities, by such assumption or otherwise, the Trustees shall distribute the remaining proceeds ratably among the holders of the Shares of the series or class then outstanding.

                  B. The Trustees, with the vote of a majority of the outstanding Shares of any series or class of the Trust, may sell and convert into money all the assets belonging to such series or class. Upon making provision for the payment of all outstanding obligations, taxes, and other liabilities, accrued or contingent, of the series or class, the Trustees shall distribute the remaining assets belonging to such series or class ratably among the holders of the outstanding Shares of the series or class.

                  C. Without the vote of a majority of outstanding Shares of any series or class of the Trust (unless Shareholder approval is otherwise required by applicable law), the Trustees may combine the assets belonging to any two or more series or classes into a single series or class if the Trustees reasonably determine that such combination will not have a material adverse effect on the Shareholders of each series or class affected thereby.

                  D. After the effective date of the determination of the Trustees under paragraph A or B above,

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

                           (1)  The Trust shall carry on no business relating
to the assets of such series or class except for the purpose of winding up the affairs of such series or class.

                           (2)  The Trustees shall proceed to wind up the
affairs of such series or class and all of the powers of the Trustees under this Declaration of Trust shall continue until the affairs of such series or class shall have been wound up, including the power to fulfill or discharge the contracts of the Trust relating to such series or class, to collect assets of such series or class, to sell, convey, assign, exchange, transfer, or otherwise dispose of all or any part of the remaining assets of such series or class to one or more Persons at public or private sale for consideration that may consist in whole or in part of cash, securities, or other property of any kind, to discharge or pay its liabilities, and to do all other acts appropriate to liquidate the business of such series or class.

                  Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in paragraphs A and B of this section, the Trustees may authorize the termination of that series or class of the Trust. Such termination shall be effective upon filing with the State Secretary of the Commonwealth of Massachusetts of an instrument setting forth such termination, at which time the Trustees shall be discharged of any and all further liabilities and duties hereunder relating to such series or class and the right, title and interest of all parties shall be cancelled and discharged with respect to such series or class. Such instrument shall constitute an amendment to this Declaration of Trust when filed with the State Secretary of the Commonwealth of Massachusetts as provided in this Title X.

                  10.4 INCORPORATION. With the approval of the holders of a majority of the outstanding Shares, the Trustees may cause

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

to be organized, or assist in organizing, a corporation or corporations under the laws of any jurisdiction, to carry on any affairs in which the Trust shall directly or indirectly have any interest, and to transfer the Trust property to any such Person in exchange for any Shares or securities thereof or otherwise, and to lend money to, subscribe for the Shares or securities of, and enter into any contracts with any such Person in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such Person if and to the extent permitted by law. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations, or other organizations and selling, conveying, or transferring a portion of the Trust property to such Person(s).

                  10.5 FILING OF COPIES, REFERENCES, HEADINGS. The original instrument of this Declaration of Trust and each amendment hereto shall be filed with the State Secretary of the Commonwealth of Massachusetts and in such other place or places as may be required under the laws of the Commonwealth of Massachusetts, and copies thereof shall be kept at the office of the Trust where they may be inspected by any Shareholder. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee or by the Secretary or any Assistant Secretary of the Trust stating that such action was duly taken in a manner provided herein and, unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration that are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the State

Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the initial Declaration and the various amendments thereto. Anyone dealing with the Trust may rely on a certificate by a representative of the Trust as to whether or not any such amendment hereto shall have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by a representative of the Trust to be a copy of this instrument or of any amendment thereto. Headings are placed herein for convenience of reference only and in the case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts, each of which shall be deemed an original. All signatures to this instrument need not appear on the same page.

                  10.6 APPLICABLE LAW. The Trust set forth in this instrument is a trust made in the Commonwealth of Massachusetts and is to be governed by and construed and administered according to the laws of said Commonwealth.

                  10.7  PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

                  A. The provisions of this Declaration of Trust are severable and, if the Trustees shall determine with the advice of counsel that any of such provisions shall be in conflict with the Act, the regulated investment company provisions of the Internal Revenue Code, Chapter 182 of the General Laws of the Commonwealth of Massachusetts, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; PROVIDED, HOWEVER, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render

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

invalid or improper any action taken or omitted prior to such determination.

                  B. If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

                  C. Notwithstanding the foregoing, nothing contained in this Declaration of Trust shall permit any amendment of this Declaration of Trust which would impair the exemption from personal liability of the Trustees and Shareholders or to permit assessments upon Shareholders.

                  10.8  AMENDMENT PROCEDURE.

                  A. This Declaration of Trust may be amended by the affirmative vote of the holders of not less than a majority of the outstanding Shares of each series affected thereby (as the Trustees shall determine) or by any larger vote as may be required by any provisions of applicable law.

                  B. Notwithstanding any other provisions hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have become effective, this Declaration of Trust may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees.

                  C. The Trustees may also amend this Declaration without the vote of Shareholders to cure any error or ambiguity or to change the name of the Trust or, if they deem it necessary,

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

to conform this Declaration of Trust to the requirements of applicable state or federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing to do so.





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